                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: March 5, 1999

                               TMP WORLDWIDE INC.
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     Delaware                      0-21571                       13-3906555
-------------------        -------------------------        --------------------
    (State of                (Commission File No.)            (I.R.S. Employer
  Incorporation)                                             Identification No.)

     1633 Broadway, New York, New York                              10019
-------------------------------------------                     --------------
 (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 212-977-4200

Item 5. OTHER EVENTS.

      Set forth below is a copy of a press release issued by TMP Worldwide, Inc., a Delaware corporation, on March 2, 1999.

FOR IMMEDIATE RELEASE                               CONTACT:  Lavine Surtani
                                                              (212) 445-8262
                                                              lsurtani@bsmg.COM

                                                              Jim Treacy
                                                              (212) 527-8604
                                                              JTREACY@TMP.COM

                         TMP WORLDWIDE EARNINGS RELEASE

                 FOR THE THREE MONTHS ENDED DECEMBER 31, 1998(1)

Total Commissions and Fees                         Up 9.5% to $102.1 million
--Interactive Division Commissions and Fees        Up 195.7% to $16.8 million

Adjusted Earnings before Interest, Taxes,
Depreciation and Amortization (EBITDA)(2)          Up 70.9% to $17.1 million

Adjusted Net Income(3)                             $4.3 million compared to a
                                                   prior year net income of $1.9
                                                   million

Fully Diluted Adjusted EPS(4)                      $0.14 compared to prior year
                                                   at $0.06

Fully Diluted Weighted Average Shares Outstanding  30.8 million

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998(1)

Total Commissions and Fees                         Up 27.3% to $406.8 million
--Interactive Division Commissions and Fees        Up 160.8% to $48.5 million

Adjusted Earnings before Interest, Taxes,          Up 49.0% to $66.8 million
Depreciation and Amortization (EBITDA)(2)

Adjusted Net Income(3)                             $20 million compared to a
                                                   prior year net income of
                                                   $10.7 million

Fully Diluted Adjusted EPS(4)                      $0.65 compared to prior year
                                                   at $0.38

Fully Diluted Weighted Average Shares Outstanding  30.7 million

----------
(1) Current and prior periods' results have been retroactively restated to reflect the effects of acquisitions accounted for as poolings of interests and which were completed prior to December 31, 1998.
(2) EBITDA is adjusted to exclude the effects of pooling costs incurred of $11.9 million and $21.5 million for the quarter and the year ended December 31, 1998, respectively.
(3) Net income is adjusted to exclude the effects of pooling costs incurred and the tax benefits thereon of $9.6 million and $15.8 million for the quarter and the year ended December 31, 1998, respectively.
(4) Available to common and Class B common shareholders after excluding pooling costs and the tax benefits thereon.

            TMP WORLDWIDE REPORTS STRONG GAINS IN EARNINGS PER SHARE
  FULLY DILUTED ADJUSTED EPS(A) UP 133% TO $0.14 IN THE FOURTH QUARTER OF 1998;
                         UP 71% TO $0.65 FOR FISCAL 1998

COMPANY'S INTERACTIVE DIVISION, LED BY MONSTER.COM, REPORTS FULL YEAR REVENUE OF
                 $48.5 MILLION, UP 161% FROM THE PREVIOUS YEAR;
              POSTS OPERATING PROFIT OF $1.2 MILLION IN FISCAL 1998

NEW YORK, March 3, 1999 -- TMP Worldwide Inc. (NASDAQ: TMPW; ASX: TMP), the leading provider of global recruitment solutions including the dominant Internet career portal, monster.com, and the world's largest Yellow Pages advertising agency, today announced total commissions and fees of $102.1 million for the quarter ended December 31, 1998 compared to $93.2 million for the same period a year ago, an increase of 9.5%. Revenue growth in TMP's Interactive Division and cost efficiencies resulting from consolidation of acquired companies contributed to a 70.9% gain in EBITDA to $17.1 million, as adjusted to exclude the effects of pooling costs associated with the mergers completed during the quarter from EBITDA of $10.0 million a year ago.

Recruitment advertising commissions and fees remained virtually flat. Yellow page advertising commissions and fees were $21.9 million for the fourth quarter of 1998, as compared to $25.0 million for the fourth quarter of 1997, a 12.2% decrease which reflects shifts in the timing for closings of yellow pages directories and lower publisher incentives. Commissions and fees for the company's search and selection division were $23.1 million for the fourth quarter versus $22.0 million in 1997, a 5.0% increase. Internet revenue for the fourth quarter of 1998 increased 195.7 % to $16.8 million from $5.7 million in the fourth quarter of 1997.

For the fourth quarter of 1998, its third consecutive quarter of profitability, TMP's Interactive Division, led by monster.com, posted an operating profit of $1.0 million.

Andrew J. McKelvey, chairman and CEO of TMP Worldwide stated: "Of particular significance is the continued growth, organically and through acquisitions, of our career focused services, which supports our strategy of creating a suite of traditional and online products and services designed to serve employers and employees for a lifetime."

An important component of this strategy is the company's Interactive Division, anchored by monster.com, which was launched in mid-January 1999 as a result of the merger of the number-one and number-four rated online recruitment sites, the Monster Board(R) and Online Career Center, respectively, both owned by TMP. Monster.com is going global with local language services already existing in the United States, the United Kingdom, Canada (in French and English), Australia, the Netherlands (in Dutch and English) and Belgium (in French and Flemish), and will be coming soon to Germany, France and Singapore. McKelvey added, "Our Interactive Division has continued to post impressive results within a distinct online category - Careers. We plan to maintain this momentum by continuing to aggressively market our Internet services."

"Monster.com is committed to leading the online career market by offering innovative technology and superior services that give consumers and businesses more control over the recruiting process," said Jeff Taylor, CEO of TMP Interactive. "Our recent, highly successful Super Bowl ad campaign has put us far ahead of our growth projections. According to independent research conducted by Media Metrix, 3.0% of the entire U.S. Internet population visited Monster.com in January, nearly double that of our nearest competitor."

Mr. Taylor continued, "February tracking of our numbers show continuing gains in traffic. We plan to continue our marketing efforts and drive traffic to our site, in order to ensure that Monster.com remains the undisputed leader in the rapidly expanding online careers category."

Excluding fourth quarter merger costs of $11.9 million - the majority of which were related to employee stay bonuses incurred in connection with the company's acquisitions of TASA Holding, AG, an international executive search firm, Johnson, Smith & Knisely, a domestic executive search firm and Stackig Advertising, a leading high-tech communications agency, which are being accounted for as poolings of interests - the company reported a 92.0% increase in operating income for the fourth quarter of 1998 to $10.7 million from $5.6 million for the comparable period in 1997.

Adjusted net income(A) increased 126.0%, to $4.3 million in the fourth quarter of 1998 from $1.9 million in the fourth quarter of 1997. Fully diluted adjusted earnings per share(A) increased 133.0%, to $0.14 in the fourth quarter of 1998 from $0.06 in the fourth quarter of 1997.

Jim Treacy, COO of TMP Worldwide commented, "Investors who study TMP's Executive and Internet Recruiting businesses will clearly see we have developed a leading corporate recruiting franchise. By integrating capabilities across business lines in order to leverage synergies and take advantage of operating efficiencies, we have been able to achieve leadership positions in each of our core industry segments."

TWELVE MONTH PERFORMANCE

TMP reported commissions and fees of $406.8 million for the twelve months ended December 31, 1998, compared to $319.5 million for the year-earlier period, an increase of 27.3%. Adjusted EBITDA for fiscal 1998 was $66.8 million versus $44.9 million for the same period a year ago, an increase of 49.0%.

Recruitment advertising commissions and fees were $167.2 million for fiscal year ended 1998, a rise of 31.5% compared to $127.2 million in 1997. Yellow page advertising commissions and fees were $99.4 million for 1998 versus $98.0 million for fiscal year ended 1997, a 1.4% increase. Commissions and fees for the company's search and selection division for fiscal year ended 1998 grew to $91.6 million as compared to $75.7 million, a 21.0% increase over the comparable period a year ago.

Twelve month revenue for TMP's Interactive division was $48.5 million, an increase of 161.0% from $18.6 million for the twelve months ended December 31, 1997. For the year, the Interactive division reported an operating profit of $1.2 million

Excluding merger costs of $21.5 million, the majority of which were related to employee stay bonuses incurred in connection with poolings of interests transactions entered into in 1998, the company reported an increase in operating income for twelve months of 54.1% to $46.0 million from $29.8 million a year ago.

Adjusted net income(A) increased 87.0%, to $20.0 million for the fiscal year ended 1998 from $10.7 million for fiscal year ended 1997. Fully diluted adjusted earnings per share(A) increased 71.0%, to $0.65 for the fiscal year ended 1998 from $0.38 for fiscal year ended 1997.

"As we look toward 1999, our primary focus is to continue to grow our business organically and through accretive acquisitions," continued Andy McKelvey.

TMP CONTINUES TO EXPAND

TMP continued to expand its global expertise with the acquisition of three agencies. Bonde & Schmah and PMM Management Consultants, search and selection agencies headquartered in Germany, were completed in December 1998, and Sources, SA, a recruitment advertising agency, located in France, was completed in January 1999. These acquisitions represent approximately $10 million in annualized commissions and fees for TMP.

In January 1999, the company also completed the acquisition of Morgan & Banks Limited of Australia, the largest executive search and selection firm in Australasia and one of the largest in the world. Morgan & Banks was acquired in a pooling of interests transaction for approximately 5,450,000 TMP Worldwide shares, including the effect of Morgan & Banks options outstanding. The acquisition, the largest in TMP's history, is expected to be immediately accretive. On a proforma basis, the combined companies would have reported revenue of $660.3 million for the twelve months ended December 31, 1998.

Andy McKelvey added: "We have aggressively grown our Search & Selection business through a series of strategic acquisitions. With the acquisition of Morgan & Banks, we have expanded our infrastructure and have reinforced our position as the number one global online recruitment leader."

SPECIAL NOTE

The above statements include forward-looking statements based on current management expectations. Factors that could cause future results to differ from these expectations include: risks associated with acquisitions, competition and seasonality. Additional factors are described in the company's reports filed with the Securities and Exchange Commission.

Founded in 1967, TMP Worldwide, has more than 4,750 employees in 19 countries. The company's clients include more than 70 of the FORTUNE 100 and more than 400 of the FORTUNE 500 companies.

Monster.com (WWW.MONSTER.COM), the flagship product of the Interactive Division of TMP Worldwide, is the leading, global online network for careers, connecting the most progressive companies with the most qualified career-minded individuals. Monster.com is committed to leading the market by offering innovative technology and superior services that give consumers and businesses more control over the recruiting process. The Monster.com network consists of websites in the United States, Canada, the United Kingdom, the Netherlands, Australia and Belgium and will be coming soon to France, Germany and Singapore. More information about Monster.com is available at WWW.MONSTER.COM or by calling 1-800-MONSTER.

A condensed consolidated statement of income for the fourth quarter and twelve months ended December 31, 1998 for TMP Worldwide Inc. and subsidiaries follows. For an investment kit, please contact James J. Treacy at (212) 527-8604 or visit WWW.TMPW.COM.

                                      # # #

----------
(A) Adusted to exclude the effects of pooling costs incurred and the tax benefits thereon of $9.6 million and $15.8 million for the quarter and the year ended December 31, 1998, respectively.

                                TMP WORLDWIDE INC
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME*
                               For the Year Ended

                    (in thousands, except per share amounts)

                                                     December 31,   December 31,
                                                        1998            1997
                                                     -----------    -----------

GROSS BILLINGS:
Recruitment                                          $   794,234    $   604,420
Yellow pages                                             485,205        469,342
Search & selection                                        92,604         76,533
Internet                                                  54,269         19,640
---------------------------------------------        -----------    -----------
Total                                                $ 1,426,312    $ 1,169,935
=============================================        ===========    ===========

COMMISSIONS & FEES:

Recruitment                                          $   167,234    $   127,211
Yellow pages                                              99,384         98,007
Search & selection                                        91,635         75,716
Internet                                                  48,516         18,601
---------------------------------------------        -----------    -----------
Total Revenue                                            406,769        319,535
---------------------------------------------        -----------    -----------

OPERATING EXPENSES:
Salary & related costs                                   223,773        179,370
Office & general                                         126,835        102,547
Merger costs                                              21,526             --
CEO bonus                                                  1,250          1,500
Amortization of intangibles                                8,922          6,284
---------------------------------------------        -----------    -----------
TOTAL OPERATING EXPENSES                                 382,306        289,701
---------------------------------------------        -----------    -----------

OPERATING INCOME                                          24,463         29,834
---------------------------------------------        -----------    -----------

OTHER INCOME (EXPENSE):
Interest expense, net                                    (10,415)        (8,687)
Other                                                       (926)          (202)
---------------------------------------------        -----------    -----------
Total other income (expense), net                        (11,341)        (8,889)
---------------------------------------------        -----------    -----------

INCOME BEFORE TAXES, MINORITY INTERESTS
 & EQUITY IN EARNINGS (LOSSES) OF AFFILIATES              13,122         20,945

Provision for income taxes                                 8,476          9,969
---------------------------------------------        -----------    -----------

Income before minority interests
 & equity in earnings (losses) of affiliates               4,646         10,976

Minority interests                                            --            143
Equity in earnings (losses) of affiliates                   (396)           (33)

For the Year Ended
Page 2


---------------------------------------------        -----------    -----------
Net income                                                 4,250         10,800
Preferred dividend                                            --           (123)
---------------------------------------------        -----------    -----------

Net income applicable to common
and Class B common stockholders                      $     4,250    $    10,677
=============================================        ===========    ===========

Adjusted net income:
Net income                                           $     4,250    $    10,677
Merger costs                                              21,526             --
Tax benefit of merger costs                               (5,745)            --
---------------------------------------------        -----------    -----------
Adjusted net income                                  $    20,031    $    10,677
=============================================        ===========    ===========

NET INCOME PER COMMON AND
=============================================
            CLASS B COMMON SHARE
            =================================

            BASIC                                    $      0.14    $      0.38
            =================================        ===========    ===========

            DILUTED                                  $      0.14    $      0.38
            =================================        ===========    ===========

ADJUSTED NET INCOME PER COMMON AND
=============================================
            CLASS B COMMON SHARE
            =================================

            BASIC                                    $      0.67
            =================================        ===========

            DILUTED                                  $      0.65
            =================================        ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
=============================================
            BASIC                                         29,834         27,884
            =================================        ===========    ===========

            DILUTED                                       30,673         28,376
            =================================        ===========    ===========

ADJUSTED E B I T D A**                               $    66,840    $    44,871
=============================================        ===========    ===========

* Current and prior period's results have been retroactively restated to reflect the effects of acquisitions accounted for as poolings of interests and which were completed prior to December 31, 1998.

** Earnings before interest, income taxes, depreciation and amortization and adjusted to exclude the effects of merger costs for poolings. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

                                TMP WORLDWIDE INC
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME*
                           For the Three Months Ended

                    (in thousands, except per share amounts)

                                                     December 31,   December 31,
                                                        1998            1997
                                                     -----------    -----------

GROSS BILLINGS:

Recruitment                                          $   189,074    $   185,462
Yellow pages                                             103,888        111,270
Search & selection                                        23,525         22,855
Internet                                                  19,446          6,092
---------------------------------------------        -----------    -----------
Total                                                $   335,933    $   325,679
=============================================        ===========    ===========

COMMISSIONS & FEES:
Recruitment                                          $    40,238         40,536
Yellow pages                                              21,912         24,970
Search & selection                                        23,143         22,038
Internet                                                  16,792          5,679
---------------------------------------------        -----------    -----------
Total Revenue                                            102,085         93,223
---------------------------------------------        -----------    -----------

OPERATING EXPENSES:
Salary & related costs                                    54,096         52,936
Office & general                                          34,639         32,513
Merger costs                                              11,949             --
CEO bonus                                                    125            375
Amortization of intangibles                                2,508          1,816
---------------------------------------------        -----------    -----------
TOTAL OPERATING EXPENSES                                 103,317         87,640
---------------------------------------------        -----------    -----------

OPERATING INCOME (LOSS)                                   (1,232)         5,583
---------------------------------------------        -----------    -----------

OTHER INCOME (EXPENSE):
Interest expense, net                                     (3,059)        (2,309)
Other                                                       (105)          (125)
---------------------------------------------        -----------    -----------
Total other income (expense), net                         (3,164)        (2,434)
---------------------------------------------        -----------    -----------

INCOME (LOSS) BEFORE TAXES, MINORITY INTERESTS
 & EQUITY IN EARNINGS (LOSSES) OF AFFILIATES              (4,396)         3,149

Provision for income taxes                                   811          1,313
---------------------------------------------        -----------    -----------

Income (loss) before minority interests
 & equity in earnings (losses) of affiliates              (5,207)         1,836

Minority interests                                            --           (113)
Equity in earnings (losses) of affiliates                    (99)           (13)

For the Three Months Ended
Page 2


---------------------------------------------        -----------    -----------
Net income (loss) applicable to common
 and Class B common stockholders                         ($5,306)        $1,936
                                                     ===========    ===========
Adjusted net income:
Net income (loss)                                        ($5,306)   $     1,936
Merger costs                                              11,949             --
Tax benefit of merger costs                               (2,376)            --
---------------------------------------------        -----------    -----------
Adjusted net income                                  $     4,267    $     1,936
=============================================        ===========    ===========

NET INCOME (LOSS) PER COMMON AND
=============================================
            CLASS B COMMON SHARE
            =================================

            BASIC                                    ($     0.18)   $      0.07
            =================================        ===========    ===========

            DILUTED                                  ($     0.18)   $      0.06
            =================================        ===========    ===========

ADJUSTED NET INCOME PER COMMON AND
=============================================
            CLASS B COMMON SHARE
            =================================

            BASIC                                    $      0.14
            =================================        ===========

            DILUTED                                  $      0.14
            =================================        ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
=============================================

            BASIC                                         29,862         29,702
            =================================        ===========    ===========

            DILUTED                                       29,862         30,212
            =================================        ===========    ===========

            DILUTED FOR ADJUSTED EARNINGS PER SHARE       30,807
            =================================        ===========

ADJUSTED EBITDA **                                   $    17,148    $    10,032
=============================================        ===========    ===========

* Current and prior period's results have been retroactively restated to reflect the effects of acquisitions accounted for as poolings of interests and which were completed prior to December 31, 1998.

** Earnings before interest, income taxes, depreciation and amortization and adjusted to exclude the effects of merger costs for poolings. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TMP WORLDWIDE INC.


                                               By: /s/ THOMAS G. COLLISON
                                                   -----------------------------
                                               Thomas G. Collison
                                               Vice Chairman

Dated: March 5, 1999